SUBSCRIPTION AGREEMENT

Amrite Builders, Inc.

7601 W. Laredo St.

Las Vegas, NV 89117

IN ORDER TO PURCHASE SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE, OF AMRITE BUILDERS, INC., (THE "COMPANY") AS DESCRIBED IN THE PROSPECTUS DATED OCTOBER 1, ACCOMPANYING THIS SUBSCRIPTION AGREEMENT, EACH SUBSCRIBER MUST COMPLETE, EXECUTE AND RETURN THIS SUBSCRIPTION AGREEMENT, ALONG WITH THE PAYMENT, BY CHECK PAYABLE TO "SOUTHWEST ESCROW COMPANY, AS ESCROW AGENT," FOR THE SHARES PURCHASED, TO THE COMPANY AT 7601 W. LAREDO ST., LAS VEGAS, NV 89117. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANING ASCRIBED THERETO IN THE PROSPECTUS.

1. Subscription

The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase from the Amrite Builders, Inc. (the "Company"), subject to the terms and conditions set forth in the Prospectus dated September 24, 1999 (the "Prospectus"), a copy of which accompanied this Subscription Agreement, ___________shares of the Company's common stock $.001 par value per share, at a price per Share of $.05 per share or $____________ in the aggregate (the "Subscription Price").

2. Payment

The Subscription Price must accompany this Subscription and shall be paid by check payable to "Southwest Escrow Company, as Escrow Agent."

3. Subscription Information

If an Individual:

___________________________________	__________________	____________________________________
Full Name (type or print)	Social Security Number	Address

Telephone _____________________

If a Corporation:
___________________________________	__________________	____________________________________
Full Corporation Name (type or print)	Tax ID Number	Head Office Address

Telephone _____________________

4. Special State Law Considerations

THE SHARES HAVE NOT BEEN REGISTERED IN THE STATES OF NEVADA, UTAH AND CALIFORNIA, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THE SHARES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED IN THE STATES OF NEVADA, UTAH AND CALIFORNIA, IF SUCH REGISTRATION IS REQUIRED.

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE NEVADA UNIFORM SECURITIES ACT, IN THE EVENT THAT SALES ARE NOT MADE TO TWENTY FIVE (25) OR MORE PERSONS IN THE STATE OF NEVADA PURSUANT TO THE EXEMPTION FOR LIMITED OFFERS OR SALES OF SECURITIES SET FORTH IN NEVADA REVISED STATUTE SECTION 90.530(11) OF THE NEVADA UNIFORM SECURITIES ACT.

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE UTAH UNIFORM SECURITIES ACT, IN THE EVENT THAT SALES ARE NOT MADE TO FIFTEEN (15) OR MORE PERSONS IN THE STATE OF UTAH PURSUANT TO THE EXEMPTION FOR LIMITED OFFERS OR SALES OF SECURITIES SET FORTH IN SECTION 61-1-14(q) OF THE UTAH UNIFORM SECURITIES ACT.

THE SHARE HAVE NOT BEEN REGISTERED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW, IN THE EVENT THAT THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS TO ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

5. Miscellaneous

(a) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

(b) This Subscription Agreement constitutes the legal, valid and binding obligation of the undersigned enforceable in accordance with its terms this Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Nevada, as such laws are applied by Nevada courts to agreements entered into and to be performed in Nevada and between residents of Nevada, and shall be binding upon the Subscriber, the Subscriber's heirs, estate, legal representatives, successors and assigns. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(c) This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

(d) Except as set forth herein, neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

(e) The Offering may be withdrawn at any time prior to the issuance of Shares to prospective Subscribers. Further, in connection with the offer and sale of the Shares, the Company reserves the right, in its sole discretion, to reject any subscription in whole or in part or to allot to any prospective subscriber fewer than the Shares applied for by such subscriber. The Shares are offered by the Company subject to prior sale, acceptance of an offer to purchase, withdrawal, cancellation or modification of the offer, without notice.

(f) This Subscription Agreement does not constitute an offer to sell or a solicitation of any offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

IN WITNESS WHEREOF, THE SUBSCRIBER HAS EXECUTED THIS SUBSCRIPTION AGREEMENT ON THIS ______ DAY OF ____________, _____.

___________________________________________
Name of Subscriber (Please type or Print)
___________________________________________
Accepted this ___ day of _________, _____	[Signature of Subscriber or of duly authorized signatory of a corporation, partnership or other subscriber that is not a natural person]
AMRITE BUILDERS, INC.	Name:_____________________________________
By: ____________________________________	Title:______________________________________
(Signature of duly authorized signatory)	Please print or type name and title of duly authorized signatory of a corporate, partnership or other subscriber that is not a natural person.